UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018 (June 25, 2018)

Ormat Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001- 32347 Commission File Number	88-0326081 (I.R.S. Employer Identification Number)

6225 Neil Road, Reno, Nevada (Address of principal executive offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of Ormat Technologies, Inc.’s (the “Company”) compensation process, on June 25, 2018, the Company granted equity awards (the “Awards”) pursuant to the Ormat Technologies, Inc. 2018 Incentive Compensation Plan to employees and officers of the Company, including the following named executive officers (the “NEOs”): (a) Zvi Krieger, Executive Vice President of Electricity Segment, (b) Shlomi Argas, Executive Vice President, Product Segment and Operations, and (c) Bob Sullivan, Executive Vice President, Business Development, Sales and Marketing. Each of these NEOs received two-thirds (2/3) of their Award in the form of stock appreciation rights (“SARs”) and one-third (1/3) of their Award in the form of restricted stock units (“RSUs”).

Name	SARs (#)	RSUs (#)	Grant Date Fair Value of Awards ($)
Zvi Krieger	30,833	4,320	675,250
Shlomi Argas	30,833	4,320	675,250
Bob Sullivan	26,667	3,736	584,000

The SARs and RSUs vest over four years with one-half (1/2) vesting on the second anniversary of the date of grant and one-quarter (1/4) vesting on each of the third and fourth anniversaries of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: June 27 2018